EXHIBIT 10.1
EXECUTION VERSION

RECEIVABLES FINANCING AGREEMENT AMENDMENT NO. 3
This Receivables Financing Agreement Amendment No. 3 (this “Amendment”E), dated as of May 7, 2018, among DAVEY RECEIVABLES LLC, an Ohio limited liability company, as Borrower (together with its successors and assigns, the “Borrower”); THE DAVEY TREE EXPERT COMPANY, an Ohio corporation, in its individual capacity (“Davey Tree”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); PNC BANK, NATIONAL ASSOCIATION, as LC Bank (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”); and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Servicer, the LC Bank, and the Administrative Agent are party to that certain Receivables Financing Agreement dated as of May 9, 2016 (as amended prior to the date hereof, the “Financing Agreement”).
WHEREAS, the Borrower, the Servicer, the LC Bank, and the Administrative Agent hereby agree to extend the Scheduled Termination Date and make certain other amendments to the Financing Agreement pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties, the Borrower, the Servicer, the LC Bank, and the Administrative Agent hereto agree as follows:
SECTION 1.    DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement.
SECTION 2.    AMENDMENTS.
(a)    The defined term “Scheduled Termination Date” appearing in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
“Scheduled Termination Date” means May 6, 2019.
(b)    Section 1.01 of the Financing Agreement is hereby further amended to add the defined term “Six-Month Average Days’ Sales Outstanding” in the appropriate alphabetical sequence to read as follows:
“Six-Month Average Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the aggregate Outstanding Balance of all Pool Receivables (other than Unbilled Receivables)

as of the last day of each of the six most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) an amount equal to (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the six most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 180.
(c)    Section 10.01(f) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
(f)    (i) the average for three (3) consecutive Fiscal Months of: (A) the Default Ratio shall exceed 5.00%, (B) the Delinquency Ratio shall exceed 12.50% or (C) the Dilution Ratio shall exceed 5.00%, or (ii) the Six-Month Average Days’ Sales Outstanding shall exceed 60 days for any Fiscal Month;
(d)    Schedule IV of the Financing Agreement is hereby amended and restated in its entirety as set forth on Schedule IV attached hereto.
SECTION 3.    REPRESENTATIONS OF THE BORROWER AND THE SERVICER. Each of the Borrower and the Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article VII of the Financing Agreement and any other Transaction Documents to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).
SECTION 4.    CONDITIONS PRECEDENT. This Amendment shall become effective and be deemed effective as of the date first written above upon the satisfaction of the following conditions precedent:
(a)    the Administrative Agent shall have received a fully executed counterpart of this Amendment;
(b)    the Administrative Agent shall have received a fully executed counterpart of that certain Fee Letter dated as of the date hereof, and all fees due thereunder;
(c)    the Administrative Agent shall have received a fully executed counterpart of that certain Joinder Agreement dated as of the date hereof, among the Borrower, as buyer, Davey Resource Group, Inc., as the new Originator (“New Originator”), and the Administrative Agent;
(d)    the Administrative Agent shall have received each of the following with respect to the New Originator, in each case in form and substance satisfactory to the Administrative Agent:

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(i)    a certificate of an authorized officer of the New Originator together with incumbency certificate, organizational documents, resolutions, and a certificate of good standing;
(ii)    UCC, tax and judgment lien searches against the New Originator;
(iii)    UCC financing statements naming the New Originator as seller/debtor, Borrower as buyer/assignor, and the Administrative Agent as secured party/total assignee; and
(iv)    opinions regarding organizational and enforceability matters, security interest matters;
(e)    each representation and warranty of the Borrower and the Servicer contained herein or in any other Transaction Document (after giving effect to this Amendment) shall be true and correct (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and
(f)    no Unmatured Event of Default or Event of Default shall have occurred and be continuing.
SECTION 5.    COUNTERPARTS. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 6.    SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7.    GOVERNING LAW AND JURISDICTION. The provisions of the Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

DAVEY RECEIVABLES LLC

By:	/s/ Christopher J. Bast
	Name:	Christopher J. Bast
	Title:	Treasurer

THE DAVEY TREE EXPERT COMPANY
as the Servicer

By:	/s/ Christopher J. Bast
	Name:	Christopher J. Bast
	Title:	Vice President and Treasurer

Receivables Financing Agreement Amendment No. 3

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Michael Brown
	Name:	Michael Brown
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCATION,
as LC Bank

By:	/s/ Michael Brown
	Name:	Michael Brown
	Title:	Senior Vice President

Receivables Financing Agreement Amendment No. 3

SCHEDULE IV

EXCLUDED RECEIVABLES

Any Receivable originated by Davey Tree Surgery Company, an Ohio corporation, or Davey Resource Group, Inc., an Ohio corporation.1

1
The Administrative Agent shall receive an opinion regarding true sale and non-consolidation matters with respect to Davey Resource Group, Inc. prior to any of its Receivables being included as a “Receivable” under the Transaction Documents.